Exhibit 7.07
FOURTH AMENDMENT TO THE TRUST AGREEMENT NO. F/466 (THE “AMENDMENT AGREEMENT”) EXECUTED BY AND BETWEEN EUSTAQUIO TOMAS DE NICOLÁS GUTIÉRREZ, JOSE IGNACIO DE NICOLÁS GUTIÉRREZ, GERARDO DE NICOLÁS GUTIÉRREZ, JULIAN DE NICOLÁS GUTIÉRREZ Y ANA LUZ DE NICOLÁS GUTIÉRREZ (HEREINAFTER, THE “SETTLORS” AND WHEN APPLICABLE, THE “TRUST BENEFICIARIES”), AND IXE BANCO, S.A. INSTITUCION DE BANCA MULTIPLE, IXE GRUPO FINANCIERO, DIVISION FIDUCIARIA, REPRESENTED HEREIN BY ITS TRUST DELEGATE, IDALIA MORALES LEVER, JOINTLY WITH ARMANDO JORGE RIVERO LAING, GENERAL COUNSEL (HEREINAFTER REFERRED TO AS THE “TRUSTEE”), UPON THE FOLLOWING RECITALS, REPRESENTATIONS AND CLAUSES:
R E C I T A L S
FIRST.- On August 20, 1999, the Settlors and Bermuda Trust Company Limited as trustee of the ZN Mexico Trust (the “ZN Mexico Trust”) executed the management trust agreement No. F/10289 (the “Trust”) with Banco Santander Serfin, S.A. Institución de Banca Múltiple, Grupo Financiero Santander Serfin as trustee, to which the Settlors contributed 53,832,462 shares of the issuer Grupo Picsa, S.A. de C.V. (now Desarrolladora Homex, S.A. de C.V.) (the “Issuer”) with the purpose of securing the fulfillment of the terms and conditions of the joint venture agreement, dated August 19, 1999 executed between the Settlors, the Trust Beneficiaries and the Issuer (the “Joint Venture Agreement”).
SECOND.- On May 7, 2002, as consequence of the participation of EIP Investment Holdings LLC (“EIP”) as shareholder of the Issuer, in substitution of the Joint Venture Agreement mentioned above, a new joint venture agreement (the “New Joint Venture Agreement”) was executed between the Settlors, ZN Mexico Trust and EIP which provides, among other things, the amendment to the Trust to include EIP as trust beneficiary and to conform it to the provisions of the New Joint Venture Agreement.
THIRD.- On May 7, 2002, an amendment to the Trust was executed with the purpose of including EIP as beneficiary.
FOURTH.- On June 2, 2004, a second amendment to the Trust was executed, by which ZN Mexico Trust and EIP recognized that their rights as beneficiaries had ended and that they were not longer parties to the Trust. As consequence, the only beneficiaries of the Trust are the Settlors and, as the case may be, their successors and heirs appointed as substitute beneficiaries. Such second amendment is attached to this Amendment Agreement as Annex “A”.
FIFTH.- On January 24, 2005, an agreement for the substitution of the trustee was executed by means of which Ixe Banco, S.A. Institucion de Banca Multiple, Ixe Grupo Financiero, Division Fiduciaria substituted Banco Santander Serfin S.A. Institución de Banca Multiple, Grupo Financiero Santander Serfin as trustee of the Trust, renaming it Trust No. F/466.
SIXTH.- On May 22, 2006, Eustaquio De Nicolás Vera formalized the assignment of his trust beneficiary rights under the Trust in favor of Eustaquio Tomás De Nicolás Gutiérrez, Gerardo De Nicolás Gutiérrez y Julian De Nicolás Gutiérrez. Such assignment agreement is attached to this Amendment Agreement as Annex “B”.

SEVENTH.- On March 13, 2007 and as per instructions of the Trust Management Committee, dated February 10, 2007, the Trust Beneficiaries and the Trustee, in presence of Eustaquio De Nicolás Vera, executed a third amendment to the Trust Agreement with the purpose of recognizing the assignment of the trust beneficiary rights mentioned in recital sixth immediately above, as well as to modify the composition and operation of the Trust Management Committee.
EIGHTH.- On March 16, 2007, the Trust Management Committee instructed the Trustee to amend the Trust Agreement in order to allow the Trustee to act on behalf of the Trust as Settlor whenever the Trust Management Committee instructs it to do so.
R E P R E S E N T A T I O N S
I. The Trust Beneficiaries represent that:
Its their will to appear and ratify their consent to modify the Trust Agreement as provided in recital eighth above of this Amendment Agreement.
II. The Trustee represents that:
a) It is a Multiple Banking Institution incorporated, organized and in existence under the laws of Mexico, and it is duly authorized to act as trustee.
b) It has enough capacity to sign this Amendment Agreement, and that such capacity has not been revoked or modified in any way.
c) It has explained to the Parties the scope of this Amendment Agreement and the legal consequences of Article 106 of the Banking Institutions Law, specifically, section XIX b) of the such Article, and the different prohibitions applicable to the Trustee provided in different laws and regulations, such as Circular 1/2005 of Banco de Mexico, which is described on clause sixteenth of this Amendment Agreement.
d) It appears to sign this Amendment Agreement upon the instructions received from the Trust Management Committee, which are ratified by the aforementioned Committee in this Amendment Agreement, in order to amend the Trust.
The parties grant the following:
C L A U S E S
FIRST.- The parties agree to amend, as of this date, clause fifth and fourteenth paragraph b) of the Trust Agreement to be written as follows:
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FIFTH.- The purposes of this Trust are that:
a)	Subject to the terms and conditions of this Trust Agreement, the Trustee keeps the trust ownership of the Trust Shares during the existence of this Trust Agreement.

b)	The Trustee manages the Trust Estate according to the terms and conditions of this Trust Agreement.

c)	According to the instructions received from the Trust Management Committee, the Trustee increases or reduces the Trust Estate under the terms of this Trust Agreement.

d)	The Trustee exercises the economic and corporate rights related to the Trust Shares, including voting rights, following the instructions of the Trust Management Committee.

e)	Whenever there is a dividend payment from the Issuer and it is done in cash, the Trustee distributes them among the Settlors according to their participation in the Trust Estate.

f)	The Trustee, in case of substitution of the Trust Share certificates, carries out the corresponding change, conserving the such certificates in the Trust Estate.

g)	The Trustee invests all cash amounts that it exceptionally and temporarily maintains in the Trust Estate according to the instructions of the Trust Management Committee and, in its defect, in fix rate debt securities issued or guaranteed by the Mexican Federal Government.

h)	In accordance with the instructions received from the Trust Management Committee, the Trustee transfers or sells, total or partially, the Trust Shares to the person specified by the Trust Management Committee or, in its case, through sales made in stock exchanges.

i)	In accordance with the instructions received from the Trust Management Committee, the Trustee shall proceed to transfer as guaranty the Trust Shares.

j)	The Trustee acts as Settlor when instructed by the Trust Management Committee, through written notice.

k)	Upon termination of this Trust Agreement, the Trustee shall revert to the Settlors, or their assignees or succesors, the Trust Shares and rights that constitute the Trust Estate, in the proportion that corresponds to each of them.

l)	In general, the Trustee performs the remaining legal acts that are necessary or convenient for the fulfillment of the purposes of this Trust, according to the instructions issued by the Trust Management Committee.
FOURTEENTH.- TRUSTEE’S FEES. The Settlors shall pay the Trustee the following fees, without the need of any notice or request from the Trustee:
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b) For its performance as Trustee, an annual payment to the Trustee of $260,000.00 (two hundred sixty thousand pesos 00/100 Mexican currency) through pro-rata bi-annual pre-payments.
SECOND.- This Amendment Agreement does not constitute nor shall it be understood as a novation, therefore besides the amendments contained in the previous clause, the Trust Agreement shall continue to be enforceable.
THIRD.- JURISDICTION AND APPLICABLE LAW. The present Amendment Agreement shall be subject to the laws of the United Mexican States. For the solution of any controversy arising in connection herein, the parties hereby submit themselves to the jurisdiction of the competent courts in Mexico City, Federal District, Mexico and expressly waive any other jurisdiction that may correspond to them by virtue of its present or any other future address or otherwise.

This Amendment Agreement is signed in two equal instruments in Mexico City, Federal District, the 13th of April of 2007.
(signed)
Ana Luz De Nicolas Gutierrez
(signed)
Eustaquio Tomas De Nicolas Gutierrez
(signed)
Jose Ignacio De Nicolas Gutierrez
(signed)
Gerardo De Nicolas Gutierrez
(signed)
Julian De Nicolas Gutierrez
TRUSTEE
Ixe Banco, S.A. Institucion de Banca Multiple, Ixe Grupo Financiero, Division Fiduciaria
(signed)
Idalia Morales Lever
(signed)
Armando Jorge Rivero Laing

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